Amendment No. 1 to

Promissory Note 11-2 Dated February 10, 2011

This Amendment No. 1 to Promissory Note 11-2 dated February 10, 2011 issued by ProUroCare Medical Inc. in favor of Maslon, Edelman, Borman & Brand, LLP (the “Note”) is made to amend the Maturity Date and the Conversion Price of the Note.

The following defined terms of the Note are hereby changed as defined below:

“Maturity Date”	The Maturity Date shall be August 10, 2013.
“Conversion Price”	The Conversion Price shall be $1.00 per share.

No other defined terms or clauses of the Note are changed.

This Amendment No. 1 is dated and effective as of September 27, 2012

Maslon, Edelman, Borman & Brand, LLP

/s/Paul Chestovich, Partner______

ProUroCare Medical Inc.

/s/ Richard Thon_________________

Richard Thon

Chief Financial Officer